News Release

HOPE BANCORP APPOINTS JAMES U. HWANG TO BOARD OF DIRECTORS

LOS ANGELES - March 5, 2019 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today announced the appointment of James U. Hwang to the Board of Directors of the Company and its wholly owned subsidiary, Bank of Hope, effective March 1, 2019. Hwang will serve as a member of the Risk and Compliance Committee and Executive Committee. This appointment increases the membership of the Board of Directors from 13 to 14.

Hwang, age 47, most recently served as Chief Executive Officer and a member of the Board of Directors of Cal Net Technology Group (“Cal Net”), a premier provider of outsourced IT, cloud, security and unified communications services. He joined Cal Net in 2014 as Executive Vice President and was promoted to Chief Executive Officer in June 2016. During his tenure as the Chief Executive, Hwang successfully executed a capital restructuring, multiple acquisitions and a transformation of the business, before completing the merger of Cal Net into NexusTek in July 2018 to create one of the largest national managed services providers (MSPs) addressing small and middle-market businesses across the United States. Prior to Cal Net, from 2012 to 2014, Hwang was a Principal and Executive Vice President of Alphaworks, an MSP focused on providing technology solutions to Fortune 1000 companies. From 2007 to 2012, Hwang served as a Regional Vice President of the Central US Region for Enterprise Servers, Storage, Networking and Converged Infrastructure Business Units at Hewlett Packard Enterprise. From 2003 to 2007, Hwang was a Global Client Executive at EMC Corporation where he managed telco, media and entertainment clientele. He began his professional career in various sales and corporate development positions within AT&T from 1999 to 2003. Hwang served as an Officer of the U.S. Army from 1994 to 1999, and he earned his B.S. degree in Operations Research and Economics at the U.S. Military Academy at West Point.

“We welcome James to our Board of Directors,” said Scott Yoon-Suk Whang, Chairman of the Board. “He brings more than 24 years’ experience in executive management, technology infrastructure and IT consulting to our Board at an important stage of ongoing investments in technology capabilities that strengthen our competitive stance as a regional bank. We look forward to his valued contributions as we continue to make progress as one of the leading Asian-American banks in the United States.”

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.3 billion in total assets as of December 31, 2018. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 63 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

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Contacts:

Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com